EXHIBIT 99.1

3D Systems Completes Acquisition of Simbionix

  Acquired capabilities in virtual reality surgical simulation and training expand 3DS' healthcare reach from the training room to the operating room

  Complementary global sales channels and deep clinical relationships to accelerate cross-platform adoption

  Expected to be immediately accretive to cash generation and contribute to non-GAAP earnings per share

ROCK HILL, S.C., Aug. 28, 2014 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it completed the acquisition of Simbionix, the global leader in 3D virtual reality surgical simulation and training for $120 million in cash. The combination of Simbionix's leading 3D surgical simulation and training tools with 3DS' clinical capabilities in planning and instrumenting for complex personalized surgical procedures, 3D printed implants and patient-specific medical devices, accelerates the creation of a personalized healthcare platform that extends from the training room to the operating room. The company expects the acquisition to be immediately accretive to its cash generation and to its non-GAAP earnings per share.

"The acquisition of Simbionix extends our first mover advantage in the fast growing field of 3D printing enabled personalized medicine," said Avi Reichental, President and CEO, 3DS. "Simbionix brings powerful technology, products, channels and domain expertise that complement our healthcare offerings and enhance our seamless digital thread for patient-specific healthcare. From the training room to the operating room, we are developing the digital thread for personalized medicine."

Headquartered in Cleveland, Ohio with a research and development center in Israel, Simbionix has pioneered patient-specific simulation with FDA-cleared solutions that are changing how doctors prepare for individual surgeries. The company's products include 16 simulation platforms with 60+ interventional procedures across 8 specialties, and can be found in simulation centers, hospitals, colleges and other educational facilities in over 60 countries.

Simbionix will operate under the continued leadership of Gary Zamler, CEO of Simbionix, who will become Vice President and General Manager, Simbionix Products for 3DS and immediately pursue synergistic integration opportunities leveraging the combined resources and expertise to advance 3DS' healthcare portfolio further and faster.

Learn more about 3DS' commitment to manufacturing the future today at www.3dsystems.com

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. Forward looking statements are based on current expectations and assumptions and the company undertakes no obligation to update forward looking statements. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems

3D Systems is pioneering 3D printing for everyone. 3DS provides the most advanced and comprehensive 3D design-to-manufacturing solutions including 3D printers, print materials and cloud sourced custom parts. Its powerful digital thread empowers professionals and consumers everywhere to bring their ideas to life in material choices including plastics, metals, ceramics and edibles. 3DS' leading healthcare solutions include integrated 3D planning and printing for personalized surgery and patient specific medical and dental devices. Its democratized 3D design and inspection products embody the latest perceptual, capture and touch technology. Its products and services replace and complement traditional methods with improved results and reduced time to outcomes. These solutions are used to rapidly design, create, communicate, plan, guide, prototype or produce functional parts, devices and assemblies, empowering customers to manufacture the future.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.

  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.

  3DS invented the Color-Jet-Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.

  3DS invented Multi-Jet-Printing (MJP) printers and was the first to commercialize it in 1996.

  3DS Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com

CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com